UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2024

GROWGENERATION CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-207889	46-5008129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5619 DTC Parkway, Suite 900
Greenwood Village, CO 80111
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (800) 935-8420

N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRWG	The NASDAQ Stock Market LLC

Item 2.02 Results of Operations and Financial Condition

On July 22, 2024, GrowGeneration Corp. (the “Company”) issued a press release announcing certain preliminary financial results for the fiscal quarter ended June 30, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 22, 2024, the Company announced a strategic restructuring plan focused on long-term profitability and advancing growth initiatives in key areas of its Gardening and Cultivation segment such as its proprietary brands, commercial sales, and e-commerce business. These restructuring plans primarily include reductions in cost structure by closing and consolidating twelve redundant or underperforming retail locations, in addition to the seven retail locations closed in the first half of 2024, workforce reductions, and other operational improvements. The Company expects that the restructuring activities will be substantially completed by the end of fiscal year 2024 and that these strategic restructuring activities will improve profitability and generate annualized cost savings of approximately $12.0 million.

The Company is unable to make a good faith determination of an estimate or range of estimates for any additional charges that it will incur in connection with the broader restructuring plan, required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K, including charges related to the consolidation or elimination of real estate leases. The Company will file an amendment to this report after it makes a determination of such estimates or range of estimates, if any. The Company intends to exclude the charges associated with the restructuring plan from its non-GAAP financial measures, including Adjusted EBITDA.

Item 7.01 Regulation FD Disclosure

On July 22, 2024, the Company issued a press release announcing information related to the events described in Item 2.02 and Item 2.05 above. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is furnished pursuant to this Item 7.01.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated July 22, 2024
104	Cover Page Interactive Data File, formatted XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 23, 2024	GrowGeneration Corp.

		By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	Chief Executive Officer